UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

Arsanis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Suite 4500 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 819-5704

890 Winter Street, Suite 230

Waltham, Massachusetts 02451

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 4, 2019, Arsanis, Inc. (the “Company”) and its subsidiary, Arsanis Biosciences GmbH (“Arsanis GmbH”), received letters from counsel to Österreichische Forschungsförderungsgesellschaft GmbH (“FFG”), alleging that they breached reporting, performance and other obligations in connection with the grants and loans made by FFG to Arsanis GmbH between September 2011 and March 2017 to fund qualifying research and development expenditures (collectively, the “Subsidies”).

The letters demand the immediate repayment of all outstanding Subsidies, totaling approximately EUR 18.1 million ($20.5 million, based on an exchange rate of US$1.13 per EUR 1.00 on February 7, 2019), on or before February 19, 2019. The repayment amount consists of approximately EUR 7.2 million ($8.2 million) of outstanding grants, approximately EUR 8.5 million ($9.6 million) of outstanding loan principal amount and approximately EUR 2.4 million ($2.7 million) of accrued interest. FFG has reserved all rights and remedies in connection with the Subsidies.

The Company is party to a series of Patronatserklärung (“letters of comfort”) for the benefit of Arsanis GmbH under Austrian law, pursuant to which the Company has agreed to take certain steps including, in some instances to maintain the ability of Arsanis GmbH to pay its debts and liabilities, or to enable Arsanis GmbH to meet its obligations and to prevent Arsanis GmbH from becoming insolvent, subject to the terms and conditions set forth in the letters of comfort.

While the Company does not agree with the claims or conclusions set forth by FFG, it plans to discuss the claims with FFG with the goal of resolving them. If the claims are pursued by FFG, the Company intends to vigorously defend the claims.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the Company’s planned response to the allegations of breach described above and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties regarding what actions FFG might take with respect to the allegation of breach, whether the Company will be able to reach a mutual agreement with FFG regarding such allegations, and other factors discussed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARSANIS, INC.

Date: February 8, 2019	By:	/s/ Michael P. Gray
Michael P. Gray President and Chief Executive Officer